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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-200160 on Form S-8 of our reports dated February 25, 2016, relating to the consolidated financial statements of PRA Health Sciences, Inc. and subsidiaries (the "Company") as of December 31, 2015 and 2014, for the years ended December 31, 2015 and 2014 and the period from September 23, 2013 to December 31, 2013, and the consolidated financial statements of PRA Holdings, Inc. and subsidiaries (the "Predecessor") for the period from January 1, 2013 to September 22, 2013 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the acquisition of the Predecessor and the Company's adoption of new accounting standards related to the presentation of accounting for debt issuance costs and deferred income taxes), and the effectiveness of PRA Health Sciences, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PRA Health Sciences, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 25, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM